United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Act of 1934

February 4, 2011

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective February 4, 2011, Deltic Timber Corporation (“Deltic” or the “Company”) acted, with the consent of the lenders thereto, to execute a second amendment (“Second Amendment”) to its Revolving Credit Agreement (“Credit Agreement”) dated September 9, 2005. In executing the Second Amendment, the amount of the Aggregate Revolving Commitments under the Credit Agreement was adjusted from $300 million to $297.5 million. Pursuant to the Second Amendment of the Credit Agreement: (1) the term of the Credit Agreement, subject to other provisions, was extended to September 9, 2015; (2) pricing of applicable commitment fees and margins were amended as reflected on Schedule 1 of the Second Amendment; and (3) the Fixed Charge Coverage Ratio covenant was deleted.

Immediately prior to the Second Amendment, Cooperative Centrale Raiffeisen Boerleen Bank, B.A. “Rabobank Nederland”, New York Branch assigned $40 million of its $42.5 million portion of Revolving Commitments under the Credit Agreement to existing lenders Bank of America. N.A., and BancorpSouth Bank, and to new lender IBERIABANK. Under Deltic’s Credit Agreement, as amended, SunTrust Bank is a lender and is Administrative Agent for the other lenders, which are: JPMorgan Chase Bank, N.A.; American Agcredit, PCA; Wells Fargo Bank, N.A.; Regions Bank; BancorpSouth Bank; Bank of America, N.A.; and IBERIABANK.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment document, which is filed as Exhibit 10.24 hereto, and is incorporated by reference into this report.

Item 2.03. Creation of a Direct Financial Obligation

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by this reference to Item 2.03. Creation of a Direct Financial Obligation.

Item 9.01. Financial Statements and Exhibits

Included herein as Exhibit 10.24 is a copy of the Second Amendment to Revolving Credit Agreement and waiver.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ JIM F. ANDREWS, JR.
Jim F. Andrews, Jr.,
Vice President, General Counsel, & Secretary

Date: February 7, 2011

EXHIBIT INDEX

Exhibit 10.24:	Second Amendment to Revolving Credit Agreement and Waiver (Dated February 4, 2011)